EXHIBIT 10.7.3
FINAL
THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT
THIS THIRD AMENDMENT (the “Amendment”), dated November 13, 2007, is entered into by and between PURE EARTH, INC., a Delaware corporation (“Pure Earth”) and its wholly owned subsidiaries, PURE EARTH TRANSPORTATION AND DISPOSAL, INC., a Pennsylvania corporation, PURE EARTH MATERIALS, INC., a Delaware corporation, ***, a *** *** corporation, and JUDA CONSTRUCTION, LTD., a New York corporation, (collectively, the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division.
RECITALS
The Borrower and the Lender are parties to a Credit and Security Agreement dated October 24, 2006 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in this Amendment have the meanings given to them in the Credit Agreement unless otherwise specified.
The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
1. Subsection (xiv) of the definition of Eligible Account is deleted in its entirety and replaced with the following:
“(xiv) Accounts owed by an account debtor, regardless of whether otherwise eligible, if twenty-five percent (25%) or more of the total amount of Accounts due from such debtor is ineligible under clauses (i), (ii), or (x) above, except:
a.	Accounts owed by The Laquila Group, regardless of whether otherwise eligible if, until October 31, 2007, forty-eight percent (48%) or more of the total amount of Accounts due from The Laquila Group is ineligible under clauses (i), (ii), or (x) above;

b.	Accounts owed by The Laquila Group, regardless of whether otherwise eligible if, from November 1, 2007 until December 1, 2007, thirty-three percent (33%) or more of the total amount of Accounts due from The Laquila Group is ineligible under clauses (i), (ii), or (x) above; and

c.	Accounts owed by The Laquila Group, regardless of whether otherwise eligible if, after December 1, 2007, twenty-five percent (25%) or more of the total amount of Accounts due from The Laquila Group is ineligible under clauses (i), (ii), or (x);”
2. Schedule 5.1 of the Credit Agreement shall be deleted and replaced with Schedule 5.1 attached hereto.
3. Schedule 5.2 of the Credit Agreement shall be deleted and replaced with Schedule 5.2 attached hereto.
4. Schedule 5.5 of the Credit Agreement shall be deleted and replaced with Schedule 5.5 attached hereto.
5. Schedule 6.3 of the Credit Agreement shall be deleted and replaced with Schedule 6.3 attached hereto.
6. Schedule 6.4 of the Credit Agreement shall be deleted and replaced with Schedule 6.4 attached hereto.
7. Formation of Pure Earth Materials (NJ), Inc. The Borrower may form Pure Earth Materials (NJ), Inc., as a wholly owned subsidiary. Following its formation, Pure Earth Materials (NJ), Inc. shall become a Borrower, subject to the following conditions (i) receipt by Lender of evidence of the formation of Pure Earth Materials (NJ), Inc.; (ii) current searches of appropriate filing offices showing that no Liens have been filed and remain in effect against Pure Earth Materials (NJ), Inc. except Permitted Liens or Liens held by Persons who have agreed in writing they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender; (iii) delivery of certificates of the insurance required under the Credit Agreement, with all hazard insurance containing a lender’s loss payable endorsement in the Lender’s favor subject to the rights of any Person having security interests in assets of Pure Earth Materials (NJ), Inc. senior in priority to the right therein in favor of Lender and with all liability insurance naming the Lender as an additional insured; and (iv) approval by the Lender of the Constituent Documents of Pure Earth Materials (NJ), Inc.
8. Formation of Echo Lake Brownfield, LLC. The Borrower may form Echo Lake Brownfield, LLC, as a wholly owned subsidiary. Following its formation, Echo Lake Brownfield, LLC shall become a Borrower, subject to the following conditions: (i) receipt by Lender of evidence of the formation of Echo Lake Brownfield, LLC; (ii) current searches of appropriate filing offices showing that no Liens have been filed and remain in effect against Echo Lake Brownfield, LLC except Permitted Liens or Liens held by Persons who have agreed in writing they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender; (iii) delivery of certificates of the insurance required under the Credit Agreement, with all hazard insurance containing a lender’s loss payable endorsement in the Lender’s favor subject to the rights of any Person having security interests in assets of Echo Lake Brownfield, LLC senior in priority to the right therein in favor of Lender and with all liability insurance naming the Lender as an additional insured; and (iv) approval by the Lender of the Constituent Documents of Echo Lake Brownfield, LLC.

9. Formation of PEI Disposal Group, Inc. The Borrower may form PEI Disposal Group, Inc. (PEI), as a wholly owned subsidiary. PEI Disposal Group, Inc. shall become a Borrower following its formation and upon approval by the Lender of the Constituent Documents of PEI Disposal Group, Inc. and subject to satisfactory due diligence by the Lender, including, but not limited to account debtor investigation, account verification, and a “take-over” examination.
10. Consent to Acquisition. The Lender consents to PEI’s acquisition of certain assets of Richard Rivkin and Soil Disposal Group, Inc., a New York corporation, (“SDGI”) substantially on the terms and conditions set forth in that certain Asset Purchase among Richard Rivkin, SDGI and PEI, a draft of which has been provided to Lender. Pursuant to this acquisition, PEI will deliver a promissory note in favor of SDGI in the amount of $640,000 and payable in sixteen (16) consecutive installments of 40,000, due every fifteen (15) days until paid in full. Such promissory note shall be in the form previously reviewed by Lender and PEI agrees to pay solely in accordance with its terms.
11. Consent to Name Change. Terrasyn Environmental Corporation shall change its name to Pure Earth Environmental, Inc.
12. Consent to Repurchase of Subordinated Debentures. Lender consents to repurchase by the Borrower at a price of $550,000 the Subordinated Convertible Debentures issued July 2006 in the amount of $800,000 on or before November 15, 2007.
13. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.
14. Amendment Fee. The Borrower shall pay the Lender, on such date mutually agreed upon by Borrower and Lender, a fully earned, non-refundable fee in the amount of $10,000 in consideration of the Lender’s execution and delivery of this Amendment.
15. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:
(a) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.
(b) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated October 24, 2006 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated December 29, 2006, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(c) Evidence of name changes set forth in Paragraph 11 satisfactory to the Lender.
(d) Current searches of appropriate filing offices showing that no Liens have been filed and remain in effect against PEI except Permitted Liens or Liens held by Persons who have agreed in writing they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender.
(e) The relevant formation documents of PEI, evidencing its valid formation and compliance with all applicable subsistence requirements of the State of Delaware.
(f) Certificates of the insurance required under the Credit Agreement, with all hazard insurance containing a lender’s loss payable endorsement in the Lender’s favor subject to the rights of any Person having security interests in assets of PEI senior in priority to the right therein in favor of Lender and with all liability insurance naming the Lender as an additional insured.
(g) Such other matters as the Lender may require.
16. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:
(a) The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
(b) The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.
(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

17. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.
18. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.
19. Release. The Borrower, and each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or each Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
20. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 14 of this Amendment.

21. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION		PURE EARTH, INC.		*** [New Entity]

By	/s/ Alan I. Cohen	By:	/s/ Brent Kopenhaver	By:

	Alan I. Cohen		Brent Kopenhaver
	Alan I. Cohen		Its Executive Vice President	Its

JUDA CONSTRUCTION, LTD.

		By:	/s/ Brent Kopenhaver Brent Kopenhaver
Its Treasurer

PURE EARTH TRANSPORTATION AND DISPOSAL, INC.

		By:	/s/ Brent Kopenhaver Brent Kopenhaver
Its Treasurer

PURE EARTH MATERIALS, INC.

		By:	/s/ Brent Kopenhaver Brent Kopenhaver
Its Treasurer

PEI DISPOSAL GROUP, INC.

		By:	/s/ Brent Kopenhaver Brent Kopenhaver
Its Treasurer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS
The undersigned, each a guarantor of the indebtedness of Pure Earth, Inc. and its wholly owned subsidiaries (the “Borrower”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, pursuant to a Guaranty dated December 29, 2006 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 19 of the Amendment) and execution thereof; (iii) reaffirms all obligations to the Lender pursuant to the terms of the Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

Geo Methods, LLC		Pure Earth Environmental, Inc.

By:	/s/ Brent Kopenhaver Brent Kopenhaver	By:	/s/ Brent Kopenhaver Brent Kopenhaver
	Its Treasurer		Its Treasurer

Address:		Address:
One Neshaminy Interplex, Ste. 201		One Neshaminy Interplex, Ste. 201
Trevose, PA 19053		Trevose, PA 19053
Attention: Brent Kopenhaver		Attention: Brent Kopenhaver

Bio Methods, LLC

		By:	/s/ Brent Kopenhaver Brent Kopenhaver
Its Treasurer

Address:
One Neshaminy Interplex, Ste. 201
Trevose, PA 19053
Attention: Brent Kopenhaver